Exhibit 99.1

Kaman to be Acquired by Arcline for $1.8 Billion

Kaman Shareholders to Receive $46.00 Per Share in Cash,
Delivering Significant and Certain Cash Value to Shareholders

BLOOMFIELD, Conn. – JANUARY 19, 2024 – Kaman Corp. (NYSE:KAMN) (“Kaman” or the “Company”) today announced that it has entered into a definitive agreement to be acquired by Arcline Investment Management, L.P. (“Arcline”), a growth-oriented private equity firm with deep experience investing in technology-driven, meaningful-to-the-world industrial businesses, in an all-cash transaction with a total enterprise value of approximately $1.8 billion. Upon completion of the transaction, Kaman will become a privately held company.

Under the terms of the agreement, Kaman shareholders will receive $46.00 per share in cash. The per share purchase price represents a premium of approximately 105% over Kaman’s closing share price on January 18, 2024, the last full trading day prior to the transaction announcement, and a premium of approximately 110% over the volume weighted average price (VWAP) of Kaman common stock for the 90 days ending January 18, 2024.

“Following robust engagement with Arcline and careful evaluation of other potential value creation opportunities, we are pleased to have reached this agreement,” said Ian K. Walsh, Kaman Chairman, President and Chief Executive Officer. “Given the rigorous review of alternatives we recently completed, we are confident this transaction maximizes value for shareholders and is in the best interest of Kaman as well as our employees, customers and other stakeholders.”

Mr. Walsh continued, “Over the last several quarters, we have made significant progress executing our strategy by transforming our portfolio, through investing in innovation, pivoting to new growth technologies, and optimizing the Company’s cost structure. Arcline recognizes the strength of Kaman’s leadership and team, product portfolio and outstanding employees, and we look forward to benefitting from increased resources, expertise and flexibility as a private company post-closing. We thank Kaman’s many valued employees for helping us reach this important milestone in the Company’s history.”

Arcline said, “We have tremendous respect and admiration for Kaman’s team, history, and its portfolio of brands. Kaman has long been a trusted solutions provider of engineered components and subsystems to mission-critical markets, and we believe the Company is in a strong position to grow and benefit from attractive tailwinds. We look forward to working closely with Ian and the rest of the talented Kaman team to drive further growth through accelerated investments in both new product development and strategic acquisitions.”

Transaction Details

The transaction, which has been unanimously approved by the Kaman Board of Directors, is expected to close in the first half of 2024, subject to customary closing conditions, including approval by Kaman shareholders and receipt of required regulatory approvals. Following its unanimous approval of the transaction, the Kaman Board of Directors recommends that Kaman shareholders vote in favor of the transaction. The transaction is not subject to a financing condition. Arcline intends to fund the transaction with a combination of committed debt and equity financing. Upon completion of the transaction, Kaman will become a wholly owned subsidiary of investment funds managed by Arcline and Kaman’s common stock will no longer be listed on any public stock exchange.

Advisors

J.P. Morgan Securities LLC is serving as exclusive financial advisor to Kaman, and Skadden, Arps, Slate, Meagher & Flom LLP and Wiggin and Dana LLP are acting as legal counsel to Kaman.

Morgan Stanley & Co. LLC is serving as exclusive financial advisor to Arcline and Latham & Watkins LLP and Paul Hastings LLP are acting as legal counsel to Arcline.

About Kaman

Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; wheels, brakes and related hydraulic components for helicopters, fixed-wing and UAV aircraft; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; support of our heavy lift K-MAX® manned helicopter; and development of the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle. More information is available at www.kaman.com.

About Arcline

Arcline Investment Management is a growth-oriented private equity firm with $8.9 billion in cumulative capital commitments. Arcline seeks to invest in technology driven, meaningful-to-the-world industrial businesses that enable a better future. For more information visit www.arcline.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “intend,” “expect,” “strategy,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following risks: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the risk that the Company’s shareholders may not approve the proposed transaction. (iii) inability to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (iv) uncertainty as to the timing of completion of the proposed transaction; (v) potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (vi) potential litigation relating to the proposed transaction that could be instituted against the Company, Arcline or their respective directors and officers, including the effects of any outcomes related thereto; or (vii) possible disruptions from the proposed transaction that could harm the Company’s or Arcline’s business, including current plans and operations. Further information regarding the important factors that could cause actual results to differ from projected results can be found in the Company’s reports filed or that may be filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 29, 2023.  Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this release.

Important Additional Information and Where to Find It

In connection with the proposed transaction between the Company and Arcline, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the proxy materials to each shareholder entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://investors.kaman.com/) or by contacting the investor relations department of the Company.

Participants in the Solicitation

The Company and its directors and executive officers, including Aisha M. Barry, A. William Higgins, Scott E. Kuechle, Michelle J. Lohmeier, Jennifer M. Pollino, Niharika T. Ramdev, all of whom are members of the Company’s Board of Directors, as well as Ian K. Walsh, the Company’s Chairman, President and Chief Executive Officer, Carroll K. Lane, Interim Chief Financial Officer, Richard S. Smith, Jr., General Counsel, may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Additional information regarding such participants (other than for Mr. Smith), including their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Information about the Board of Directors and Corporate Governance—2022 Director Compensation,” and “Compensation Discussion and Analysis” contained in the Company’s proxy statement on Schedule 14A filed with the SEC on March 3, 2023. To the extent that the Company’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2023 Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4, Initial Statements of Beneficial ownership on Form 3, or amendments to beneficial ownership reports on Schedules 13D filed with the SEC: Form 4, filed by Scott E. Kuechle, with the filings of the Company on April 21, 2023; Form 4 filed by Niharika Ramdev, with the filings of the Company on April 21, 2023; Form 4, filed by A. William Higgins, with the filings of the Company on April 21, 2023; Form 4s filed by Carroll K. Lane, with the filings of the Company on February 23, 2023 and July 6, 2023; Form 4s, filed by Ian K. Walsh, with the filings of the Company on February 23, 2023, March 2, 2023, and September 11, 2023; Form 4s, filed by Megan A. Morgan, with the filings of the Company on February 23, 2023, March 2, 2023, November 14, 2023 and December 6, 2023; Form 4, filed by Jennifer M. Pollino, with the filings of the Company on April 21, 2023; Form 4, filed by Aisha M. Barry, with the filings of the Company on April 21, 2023; Form 4, filed by Michelle Lohmeier, with the filings of the Company on April 21, 2023; Form 4s, filed by Kristen M. Samson, with the filings of the Company on January 19, 2023, February 23, 2023, and March 2, 2023; Form 3, filed by Matthew K. Petterson, with the filings of the Company on September 1, 2023; Form 3, filed by Wilfredo R. Dilig, with the filings of the Company on January 30, 2023 and Form 4s, also filed by Wilfredo R. Dilig, with the filings of the Company on February 23, 2023 and March 2, 2023; and Form 3, filed by Richard Smith, with the filings of the Company on January 30, 2023 and Forms 4s, also filed by Richard Smith, with the filings of the Company on February 23, 2023, and December 6, 2023. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://kaman.com/.

Kaman Contact

Mahmoud Siddig / Andrew Siegel / Rachel Goldman / Carleigh Roesler
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Arcline Contact

Jon Keehner / Tim Ragones / Erik Carlson
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
Arcline-jf@joelefrank.com